Exhibit 10.16

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Final Draft

BACK-OUT, AMENDMENT AND RELEASE AGREEMENT

THIS BACK OUT, AMENDMENT AND RELEASE AGREEMENT (this “Amendment Agreement”) dated as of January 31, 2008  (the “Amendment Effective Date”) is made by and between ENVIVO PHARMACEUTICALS, INC. (“EVP”) and METHYLGENE INC. (“MethylGene”) pursuant to that certain Collaboration Agreement dated as of February 7, 2005 by and between EVP and MethylGene.  Except as expressly amended or modified hereby, the Collaboration Agreement shall survive and continue in accordance with its terms.

1.                                      Defined Terms.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Collaboration Agreement, as modified hereby where applicable.

2.                                      MethylGene to Back-Out; EVP to Proceed Unilaterally as Pursuing Party.  Subject to the terms of the Collaboration Agreement, as amended hereby, the Parties agree that, effective as of the Amendment Effective Date:  (1) MethlyGene shall Back-Out of all further research, development and commercialization of all Compounds and resulting Collaboration Products allocated, or to be allocated in the future, to each and every Research and Development Program and Commercialization Program in the Field, and shall become the Back-Out Party with respect thereto, all in accordance with Section 9.1.1 but without the requirement of providing a Back-Out Notice, and (2) EVP shall proceed unilaterally with the research development and commercialization of all such Compounds and Collaboration products in the Field, and shall become the Pursuing Party with respect thereto, all in accordance with Section 9.1.2 but without the requirement of providing an Election Notice.

3.                                      Continuation of Collaboration.  Except to the extent amended or otherwise provided for herein the Collaboration shall continue in accordance with those Sections and Articles that survive pursuant to Section 9.1.5(a) of the Collaboration Agreement, and all other Sections and Articles of the Collaboration Agreement shall be deemed terminated and of no further force or effect for so long as EVP continues to be a Pursuing Party.

4.                                      Termination of Certain Additional Sections and Articles.  Notwithstanding Section 3 hereof, the following Sections and Articles of the Collaboration Agreement shall be deemed terminated and of no further force or effect from and after the Amendment Effective Date and for so long as EVP continues to be a Pursuing Party:

(1)                                 Sections.  6.2.5, Allocation of Selected Compounds and Protected Compounds; 6.3.9, Adverse Reaction Reporting; and 6.3.10, Clinical and Regulatory Audits.

(2)                                 Articles.  Article XV, Term and Termination (which shall be superseded by Section 16 of Appendix A of the Collaboration Agreement).

5.                                      Amendments of Certain Definitions, Sections and Articles.  The following Definitions, Sections and Articles of the Collaboration Agreement shall be amended or clarified hereby as set forth below:

(1)                                 The definitions “AD R&D Program”, “HD R&D Program” and “PD R&D Program” shall each be amended by adding the following to the end of the respective definition:  “or by or on behalf of the Pursuing Party or the Second Pursuing Party, as the case may be.”

(2)                                 For so long as EVP continues to be a Pursuing Party with respect to all Research and Development Programs, the definition “Applicable Field” shall mean the entire Field.

(3)                                 The definition “Commercialization Program” shall be amended by adding the following to the end of the definition:  “or as conducted by or on behalf of the Pursuing Party or the Second Pursuing Party, as the case may be”.

(4)                                 The definition “Compounds” shall be amended by (i) deleting from such definition the words “(3) possess certain basic drug characteristics and range of chemotypes with pan and sub-type selective HDAC inhibition characteristics, as mutually agreed to by the Parties from time to time,” (ii) adding the words “or the Pursuing Party or Second Pursuing Party as the case may be” after “the JSC” in the third to last sentence of such definition, and (iii) deleting the last sentence of such definition and replacing it with the following sentence:

“For clarity, MethylGene shall not grant any Third Party access to Compounds developed pursuant to the Collaboration of such Compounds are not also HDAC Inhibitors.”

(5)                                 For so long as EVP continues to be a Pursuing Party, or MethylGene becomes a Second Pursuing Party, the definition “Term” shall have the meaning set forth in Section 16.1, Term of Appendix A.

(6)                                 The term “Territory” as used in Subsection (1) of Section 2.3, EVP’s Restrictive Covenant; Limitations, and in Section 4.4.2, shall mean, for purposes of these Sections only and in respect of any fields other than the therapeutic or prophylactic treatment of cancer in humans using a Compound or any other HDAC Inhibitor (which field shall be referred to as the “Cancer Field” and in respect of which the Territory shall continue to mean the world), the following territory (which territory shall be referred to as the “Non-ND/Non-Cancer Territory”):

“The United States of America, Canada, member states of the European Union as of January 30th, 2006 (i.e. Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, the Netherlands, the United Kingdom).  Norway, Switzerland, Bulgaria, Romania, Singapore, Malaysia, Philippines, Indonesia, South Africa, countries of the

Middle East (i.e. Bahrain, Cyprus, Dubai, Egypt, Turkey, Iran (Persia), Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Syria, the United Arab Emirates, Yemen, the West Bank and the Gaza Strip), Australia, New Zealand and Thailand and specifically excludes the territory under the Taiho Agreement.”

(7)                                 Subsection (2) of Section 2.3 shall be amended and restated to read as follows:

“(2) research, develop or commercialize any Non-ND Partner Selected Compounds or any MethylGene Non-ND Selected Compounds in the Territory for any purpose, either inside or outside the Field (other than internal research in the Field).

(8)                                 The terms “Collaboration Patent Rights” and “Collaboration Technology” as used in Section 5.6.1(a) shall be, for the purposes of that Section and Section 3 of Appendix A only, limited to Technology made, conceived, invented, created, developed, written or otherwise reduced to practice or tangible medium by or on behalf of MethylGene and EVP jointly under the Collaboration.  Additionally, the term “Non-ND Partner IP” set forth in Section 5.6.2 shall be amended and restated in its entirety to read as follows:

“Non-ND Partner IP” means Valid Claims within the MethylGene Licensed Patents, to the extent such Valid Claims consist of inventions made jointly by MethylGene and a Non-ND Partner solely in the course of performing research activities under a Non-ND Partner Research Plan pursuant to a Non-ND Partner Agreement.”

(9)                                 Paragraph (ii) of Subsection 6.2.3(f), shall be amended and restated in its entirety to read as follows:

“Bona Fide Internal Research and Development Program” shall mean a MethylGene internal research and development program directed solely to the discovery and/or characterization of HDAC inhibitors having therapeutic utility outside the Field in particular disease areas (but specifically excluding oncology) and with respect to which MethylGene is devoting internal resources or causing resources to be devoted but excluding Non-ND Partners.”

(10)                          The language “at least once every thirty (30) days” in the eighth line of Subsection (c) of Section 6.3.1 shall be amended to read “on the last day of the last month of each calendar quarter”, it being agreed that MethylGene shall deliver to EVP, within ten (10) days, following the Amendment Effective Date, an updated report of the MethylGene Compound Registry.

(11)                          Following the Amendment Effective Date and for so long as EVP continues to be a Pursuing Party, or MethylGene becomes a Second Pursuing Party, for purposes of Section 6.3.2 only, the term Data shall only include those items set forth on Part B of Schedule 1-1, and MethylGene shall have the right to use, for any purpose outside of the Field only, all such enumerated items of Data generated by or on behalf of EVP.  The second sentence of Section 6.3.2 shall be amended and restated to read as follows:  “Without limiting the foregoing, the Providing Party shall provide to the Receiving Party copies of all Data in the Providing Party’s possession, and reasonable access to all originals of Data, whether or not in the Providing Party’s possession, on the last day of the last month of each calendar quarter.”  Notwithstanding the foregoing, (1) MethylGene shall provide to EVP all Data as defined in the Collaboration Agreement in accordance with Section 9.1.2 and (2) if MethylGene becomes a Second Pursuing Party, then EVP shall provide to MethylGene all Data as defined in the Collaboration Agreement in accordance with Section 9.1.3(a).

For the avoidance of doubt, notwithstanding Section 10 and 11 of this Amendment Agreement, the Parties shall continue to be bound by and comply with the terms and conditions set forth in Section 6.3.1(b).  In particular, but without limiting the foregoing, in the case of any Compound that EVP or its Affiliates identifies, synthesizes, discovers, designs or acquires after the Amendment Effective Date, EVP shall provide the chemical structure and a unique identifying number of each such Compound to MethylGene within thirty (30) days of such Compound being identified, synthesized, discovered, designed or acquired (as the case may be), as set forth in Subsection 6.3.1(b).

(12)                          Section 6.3.8, Reports and Information Exchange, shall be amended and restated in its entirety to read as follows:

“6.3.8  Reports and Information Exchange.  As between the parties hereto, the parties shall jointly own all clinical trial data accumulated in connection with any clinical trial for a Collaboration Product if such trial is conducted as part of a Research and Development Program, or is otherwise funded or partially funded by the Parties or a Party hereunder, and the Pursuing Party shall solely own all such clinical trial data if such trial is conducted after a Back-Out.  The Party performing or supervising a clinical trial of a Collaboration Product in accordance with the R&D Plan, or as a Pursuing Party, shall, in its own name, maintain the database of clinical trial data accumulated from all clinical trials of Collaboration Products and of adverse reaction information for all such Collaboration Products.

(13)                          In lieu of the adjustments set forth in the proviso in Section 9.1.3(a), Second Pursuing Party Proceeds Unilaterally, the royalty rate to be paid by the Second Pursuing Party to the Former Pursuing Party shall be recalculated in accordance with Exhibit A hereto based on the stage of development of the applicable Unilateral Product(s) at the time of such Second Election Notice.

(14)                          The word “clause (b)” in the last sentence of the first paragraph of Section 11.2, Confidential Information, shall be amended  to read “clause (c)” and the words “clause (a) or (b)” in the first sentence of the second  paragraph  of Section 11.2 shall be amended to read “clause (a), (b) or (c)”.

(15)                          For so long as EVP continues to be the Pursuing Party, EVP shall be the Controlling Party throughout the Territory for purposes of Section 12.4, Defense of Third Party Infringement Claims.

(16)                          The last sentence of  Section 11.3 shall be amended and restated to read as follows:

“During such 30 day review period, the Parties may discuss the merits of making the particular publication or disclosure at such time.  If a Party requests reasonable modifications to avoid disclosure of its confidential information or regulatory issues, the other Party shall make the requested modifications to such publication or disclosure prior to submission of the publication or presentation.  After such 30 day review period, the Party requesting such publication or disclosure shall be free to publish or disclose, provided such modifications, if requested, have been made thereto.  In the case of a press release, each Party shall provide the other Party with the text of any proposed press release or other public dissemination of information regarding the Collaboration at least 2 Business Days in advance (except if such press release or other public dissemination is required pursuant to applicable securities laws) in order to enable the other Party to make any public disclosure required by it resulting therefrom.”

(17)                          The reference to “Section 15(1)(a) of Appendix A” in Section 12.5, Enforcement, shall be amended to read “Section 15(2) of Appendix A”.

(18)                          Section 17.8, Notices, shall be amended as follows:  (1) the reference to “Section 15.8” shall be amended to read “Section 17.8”, (2) the reference to “Jason P. Rhodes, Chief Business Officer” shall be amended to read “Kees Been, President and CEO” and (3) the reference to “Palmer & Dodge LLP” shall be amended to read “Edwards Angell Palmer & Dodge LLP”

(19)                          Section 17.13, Agreement not to Solicit Employees, shall be amended to read “for a period of […***…] following the Amendment Effective Date” rather than “for a period of […***…] following the termination of this Agreement”.

(20)                          Section 1 of Appendix A, Royalties, shall be amended and restated in its entirety to read as follows:

“1.                                Royalties.  The Pursuing Party shall pay the Back-Out Party royalties on the annual Net Sales by the Pursuing Party, its Affiliates and Third Party sublicensees of any Unilateral Products that are covered by at least one Valid Claim within the Licensed MethylGene Patent Rights, the Licensed EVP Patent Rights or the EVP HDAC Patent Rights (each, a “Royalty Bearing Product”) as set forth below and (where applicable) subject to the reductions provided for in Section 3 and Section 4:

***Confidential Treatment Requested

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income (as hereinafter defined in Section 18(3)(A)) on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicensee Income on such Royalty Bearing Product for such Calendar Quarter within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.

Royalties on Net Sales of each Royalty-Bearing Product in any calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales during such calendar year.  For example, if Net Sales in a given calendar year for a Royalty-Bearing Product are US$[…***…], then (assuming that no adjustments or other reductions apply) the royalty rate for the first US$[…***…] of such Net Sales would be […***…]% and the royalty rate for the portion of such Net Sales in excess of US$[…***…] would be […***…]%.”

(21)                          Section 2 of Appendix A, Share of Sublicense Income, shall be amended and restated in its entirety to read as follows:

“2.                                Share of Other Sublicense Income.  The Pursuing Party shall pay the Back-Out Party […***…]% of Other Sublicense Income (as hereinafter defined in Section 18(3)(B)) as set forth below, and subject to Section 4, within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.”

(22)                          In lieu of the adjustments provided for in Paragraph (a)(vi) of Section 16.3(a) of Appendix A, Consequences of Termination Upon Material Breach, the royalty rate to be paid by the non-breaching Party shall be recalculated in accordance with Exhibit A hereto based on the stage of development of the applicable Unilateral Product(s) as of the date of the non-breaching Party’s election to terminate the rights of the Pursuing Party pursuant to Section 16.2(a) of Appendix A.

(23)                          The references to Article XV in Section 16.4 of Appendix A, Survival of Rights and Duties, shall be deleted.

(24)                          For purposes of the definition Royalty Sublicense Income in Section 18(3)(A) of Appendix A, the term Net Sales may differ from the definition set forth in Section 18(1) of Appendix A to  the extent required by a sublicensee, provided that such differing  term is negotiated in good faith by the Pursuing Party and is commercially reasonable.

***Confidential Treatment Requested

(25)                          Notwithstanding the terms of Section 2.3, Section 9 of Appendix A, or any other provision of the Collaboration Agreement, as amended hereby, EnVivo may grant licenses and sublicenses to its rights under the Collaboration Agreement to a Third Party in the Field in accordance with Section 4.5.1, and the restrictions set forth in Section 2.3 shall not be applicable to any such Third Party licensee or sublicense other than with respect to the Cancer Field, provided that each and every one of the following conditions (the “Sublicensing Conditions”) shall be satisfied.

(a)                                 The license or sublicense shall only be in respect of the Field;

(b)                                 The terms of the license or sublicense shall not be inconsistent with the terms of the Collaboration Agreement, as hereby amended;

(c)                                  The licensee or sublicensee shall expressly covenant that neither it nor any of its Affiliates shall (i) research, develop or commercialize, or authorize any Third Party to research, develop or commercialize, a Compound or any other HDAC Inhibitor (or a product containing the same) in the Cancer Field in the Territory (which for the purposes hereof shall continue to mean the world) for so long as EVP shall be bound to a similar restrictive covenant pursuant to Section 2.3, or (ii) research, develop or commercialize any Non-ND Partner Selected Compounds or any MethylGene Non-ND Selected Compounds in the Territory for any purpose, either inside or outside the Field (other than internal research purposes in the Field);

(d)                                 The licensee or sublicensee shall covenant that during the Term neither it nor any of its Affiliates shall, directly or indirectly, on its own or in collaboration with a Third Party, conduct research or development regarding, or engage in the manufacture, marketing, sale or distribution of, any products containing an HDAC Inhibitor for use within the Field, or grant any Third Parties the rights to do any of the foregoing, other than as part of the Collaboration or under such license or sublicense;

(e)                                  The licensee or sublicensee shall covenant that it and its Affiliates shall take all measures or steps required or advisable to ensure that all Information shall (i) remain at all times in confidence to the same extent set forth in Article 11 of the Collaboration Agreement, as amended hereby; and (ii) only be used for the purposes authorized under the Collaboration Agreement, as hereby amended, and, in particular, not in any manner whatsoever, either directly or indirectly, used at any time in connection with or in relation to any Unrelated HDAC Inhibitor Program.  For the purposes hereof, “Unrelated HDAC Inhibitor Program” shall mean the research, development and/or commercialization of any HDAC Inhibitor(s) (other than a Compound), or any product(s) containing same, in any particular disease area other than the Cancer Field and the Field, in respect of which such licensee or sublicensee, or any of its Affiliates, is, at any time and from time to time, taking any part whatsoever, either directly or indirectly, provided that such HDAC Inhibitor(s) shall not exploit, infringe upon or misappropriate any of the Licensed MethylGene Patent Rights, Licensed MethylGene Technology, EVP Licensed Patent Rights or EVP Licensed Technology; and

(f)                                   The licensee or sublicensee shall covenant that any further licensee or sublicense granted by it to a Third Party shall be subject to each and every one of the Licensing Conditions.

For the avoidance of doubt, provided each and every one of the Sublicensing Conditions shall be satisfied, the Parties agree that any compound that such a licensee or sublicensee identifies, synthesizes, discovers, designs or acquires in connection with an Unrelated HDAC Inhibitor Program, shall not be deemed a Compound nor be included in the MethylGene Compound Registry.

Within ten (10) Business Day following execution thereof, EnVivo shall notify MethylGene of the existence of any agreement (or any material amendment thereto) governing the terms of any such license or sublicense, shall provide MethylGene with the name and address of each such licensee or sublicensee, and shall confirm in writing to MethylGene that each and every one of the Sublicensing Conditions are satisfied.  MethylGene shall treat such information as EVP’s Information.  Any license or sublicense granted or purported to be granted by EnVivo in violation of any the Sublicensing Conditions shall be deemed to be a breach by EnVivo of the Collaboration Agreement, as amended hereby.

(26)                          The Parties wish to clarify that EVP shall be permitted to, alone or in collaboration with a licensee or sublicensee or a Third Party, conduct, or take part or participate in, any research, development, manufacture, marketing, sale or distribution of any products containing an HDAC Inhibitor for use outside of the Field (but other than in the Cancer Field which shall remain subject to the restrictive covenant under Section 2.3) outside the Non-ND/Non-Cancer Territory, provided that (i) such activities shall not exploit, infringe upon or misappropriate any of the Licensed MethylGene Patent Rights, Licensed MethylGene Technology, EVP Licensed Patent Rights or EVP Licensed Technology; and (ii) all Information shall remain in confidence in accordance with Article 11 of the Collaboration Agreement, as amended hereby, and not be used, directly or indirectly, in connection with or for the purposes of such activities; in each case it being the obligation of EVP to take, or cause to take, all measures or steps required or advisable to ensure that the terms of this paragraph are at all times respected.  Any compound identified, synthesized, discovered, designed or acquired in connection with such activities shall not be treated as a Compound nor be included in the MethylGene Compound Registry, provided same shall not exploit, infringe upon or misappropriate any of the Licensed MethylGene Patent Rights, Licensed MethylGene Technology, EVP Licensed Patent Rights or EVP Licensed Technology.

6.                                      Mutual Release of Obligations.  Each Party, on its own behalf and on behalf of its Affiliates (collectively, the “Releasor”), hereby releases and discharges the other Party and its Affiliates (collectively, the “Releasee”) and the Releasee’s present or former officers, directors, employees and attorneys (in their capacities as such) from any and all claims, causes of action, contracts, suits, demands, obligations, agreements, damages, liabilities, or every name and nature, whether known or unknown, whether in law or in equity, suspected or unsuspected, that the Releasor now has or ever had from the beginning of time to the Amendment Effective Date with respect to the following:  (1) any claim for payment(s) or program funding as described in Article V of the Collaboration Agreement and (2) any claim concerning the Releasee’s performance of its obligations under a Research and Development Program as defined in the Collaboration Agreement.

7.                                      CDHI Research Agreement.  In addition to the obligations of MethylGene with respect to the transition of the research, development and commercialization of Unilateral Products in accordance with Sections 9.1.1 and 9.1.2, MethylGene agrees to continue to perform its obligations pursuant to the Research Agreement dated as of November 3, 2006 (the “CHDI Research Agreement”) by and among CHDI, Inc. (“CHDI”) and each of the Parties subject to the terms and conditions of such CHDI Research Agreement, the letter dated November 3, 2006 from MethylGene to EVP, and the Collaboration Agreement as amended hereby; provided, however, that (1) MethylGene shall, forthwith following the execution of this Amendment Agreement, notify CHDI of its Back-Out hereunder and of its intent to assign its rights and obligations under the CHDI research Agreement to EVP and (2) as soon as reasonably possible following such notice, but in any event, no later than […***…] days after such notice, MethylGene shall cease to perform its obligations and transfer and assign to EVP its rights and obligations under the CHDI Research Agreement and withdraw as a party thereunder, the whole subject to receipt of consent by CHDI, and MethylGene further agrees to cooperate with EVP in seeking and obtaining such consent and to assist in the reasonable transition of the activities thereunder from MethylGene personnel to personnel employed or engaged by EVP following such an assignment.  For so long as MethylGene continues to perform under the CHDI Research Agreement as set forth above, MethylGene shall provide to EVP copies of all Research Reports and any and all other embodiments of Research Project Results and Research Project Intellectual Property (as such terms are defined therein) as and when they become available.  For the avoidance of doubt, for so long as EnVivo is the Pursuing Party, MethylGene shall not extend the term or amend the terms of the CHDI Research Agreement or enter into any similar agreement with the CHDI with respect to the Field and, unless and until the assignment of MethylGene’s rights and obligations as contemplated hereunder, is effectuated, EVP shall not extend the term or amend the terms of the CHDI Research Agreement.

8.                                      Identity of Current Non-ND Partner Agreements.  MethylGene hereby represents and warrants to EnVivo that the only Non-ND Partner Agreements as of the Amendment Effective Date are (i) the Taiho Agreement and (ii) the Collaborative Research, Development and Commercialization Agreement entered into between MethylGene and Pharmion Corporation and Pharmion GmbH and dated as of January 30th, 2006 (the “Pharmion Agreement”).

***Confidential Treatment Requested

9.                                      Pharmion Collaboration Agreement.  EnVivo hereby agrees in favour of MethylGene not to assert any claim, whether known or unknown as at the Effective Date, that the Pharmion Agreement is not in compliance with the provisions of the Collaboration Agreement, as hereby amended.  The foregoing agreement is based on a publicly available redacted copy of the Pharmion Agreement, and does not apply with respect to (1) any redacted provisions or (2) any subsequent amendments or modifications.

10.                               Confidentiality of Terms; Press Release.  This Amendment Agreement shall be subject to Section 11.1, Confidential Terms, of the Collaboration Agreement.  Notwithstanding the foregoing, the Parties will agree on a press release as soon as reasonably possible following the Amendment Effective Date that can be used to describe this transaction and the terms and conditions of this Agreement (but not the specific financial terms of this Amendment Agreement), and each Party acknowledges and agrees that the other Party may disclose information from the mutually agreed press release at any time and from time to time without the consent of the other Party.

11.                               Reserved Compounds. The Parties agree that, in accordance with Section 6.2.1(a) of the Collaboration Agreement, EVP has selected the […***…] Compounds listed on the letter from EVP to MethylGene dated as of the Amendment Effective Date as Reserved Compounds.  This list supersedes any selection of Reserved Compounds by the JSC or EVP that occurred prior to the date of this notice and all Compounds that were so selected prior to the date of this notice that are not also included in this list are hereby removed and no longer constitute Reserved Compounds unless later reselected by EVP in accordance with Section 6.2.1.

12.                               Effects of Insolvency/Bankruptcy.  Each of the Parties hereby agrees that the rights and licenses it has granted and will grant under its intellectual property rights to the other Party pursuant to the Collaboration Agreement, as amended hereby, constitute the conveyance of proprietary and property rights in, to and under any such intellectual property.  Consequently, if a Back-Out Party or Second Back-Out Party becomes insolvent or it or its assets becomes the subject of any insolvency proceeding or administration, including, without limitation, as defined and described in Section 16.2(b) of Appendix A, but with respect to the Back-Out Party or Second Back-Out Party (a “Debtor Party”), the licenses granted by the Debtor Party to the other Party (the “Non-Debtor Party”) shall continue and survive in accordance with the terms of the Collaboration Agreement, as amended hereby.  Without limiting the generality of the foregoing, all licenses granted under the Collaboration Agreement, as amended hereby, are deemed to be, for purposes of Section 365(n) of title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101 of the Bankruptcy Code.  The Parties agree that the Non-Debtor Party may fully exercise all of its rights and elections as a licensee under the Bankruptcy Code or other analogous applicable law, now or hereafter in effect.

13.                               Counterparts.  This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

***Confidential Treatment Requested

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first written above.

METHYLGENE INC.

By:	/s/ Donald F. Corcoran
Donald F. Corcoran
President and Chief Executive Officer

ENVIVO PHARMACEUTICALS, INC.

By:	/s/ Kees Been
Kees Been
President and Chief Executive Officer

EXHIBIT A

Increase in Royalty Rates Upon Second Back-Out or Termination

A.                                    […***…].

No adjustments.

B.                                    […***…] and prior to […***…].

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter within […***…] after the Pursuing Party receives the relevant payment from the sublicense.

C.                                    […***…] and prior to […***…]

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.

D.                                    […***…] and prior to […***…].

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

***Confidential Treatment Requested

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.

E.                                    […***…] and prior to […***…].

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.

F.                                     […***…].

Annual Net Sales

US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
>US$[…***…] – US$[…***…]	[…***…]	%
Greater than US$[…***…]	[…***…]	%

Notwithstanding the foregoing, if any such royalties that result from the Net Sales of a Royalty Bearing Product by a Third Party sublicensee in a particular Calendar Quarter would exceed […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter, then, in lieu of paying such royalties, the Pursuing Party shall pay the Back-Out Party […***…]% of Royalty Sublicense Income on such Royalty Bearing Product for such Calendar Quarter within […***…] days after the Pursuing Party receives the relevant payment from the sublicense.

As used above, the phrase “[…***…]” means […***…].

As used above, the phrase “[…***…]” with respect to a clinical trial means t[…***…].

***Confidential Treatment Requested

As used above, the phrase “[…***…]” with respect to clinical trials means […***…].